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                                   EXHIBIT 23.1

         We consent to the incorporation by reference and use of our report dated February 11, 2004, on the consolidated financial statements of Rurban Financial Corp. and Subsidiaries, in Rurban Financial Corp.'s Form 10-K for the year ended December 31, 2003, and in Rurban Financial Corp.'s Registration Statement on Form S-8 (SEC Registration No. 333-46989) filed February 27, 1998 pertaining to the Rurban Financial Corp. Stock Option Plan.

                                               /s/ BKD LLP
                                               -------------------
                                               BKD LLP

Cincinnati, Ohio
March 26, 2004

                                                                            116.